Exhibit 10.14

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Agreement”) is dated as of November 24, 2021, by and among Freehold Properties, Inc., a Maryland corporation (the “Company”), and each of the entities listed on Exhibit A attached hereto (collectively, “Tilden Park”).

WHEREAS, the Company and Tilden Park originally entered into the Investor Rights Agreement, dated August 28, 2019 (the “Original Agreement”), in connection with the closing under one or more Subscription Agreements of even date therewith (collectively, the “Subscription Agreement”) pursuant to which Tilden Park subscribed for shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”); and

WHEREAS, the Company and Tilden Park now wish to amended and restate the Original Agreement as set forth herein, which shall amend, restate and supersede the Original Agreement in its entirety.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1      Definitions. As used in this Agreement, the following terms (not defined elsewhere in this Agreement) shall have the following meanings:

“Affiliate” means, in relation to the Company or Tilden Park, any Person that controls or is controlled, directly or indirectly, by that party from time to time.

“Applicable Laws” shall mean all state, municipal and local laws, codes, ordinances, rules and regulations of state and municipal governments, committees, associations, or other regulatory committees, agencies or governing bodies relating to the cultivating, growing, possessing, handling, processing, transporting, selling, dispensing, distributing, or administering cannabis or cannabis products. Applicable Laws shall also mean, to the extent applicable to the Company’s operations, the 2018 Agricultural Improvement Act, the Federal Food Drug & Cosmetic Act, and the Bank Secrecy Act.

“Beneficial Owner” of a security is a Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose, or to direct the disposition, of such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings.

“Charter” means the Company’s Articles of Amendment and Restatement, dated August 26, 2019, as amended, supplemented or restated from time to time.

“Equity Securities” means any and all shares of Common Stock and any securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares.

“IPO” means the Company’s first underwritten public offering of its Common Stock.

“Person” means any individual, company, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof or other entity.

“REIT” means a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, or any successor statute.

“SEC” means the Securities and Exchange Commission.

“Tenant” shall mean any Person that leases or otherwise uses real property owned or controlled by the Company or any of its Affiliates.

“Trigger Event” means the consummation of the IPO.

SECTION 1.2      Gender. For the purposes of this Agreement, the words “he,” “his” or “himself” shall be interpreted to include the masculine, feminine and corporate, other entity or trust form.

ARTICLE II

OBSERVER RIGHTS

SECTION 2.1      Right to Appoint. For as long as Tilden Park continues to Beneficially Own at least twenty percent (20%) of the Company’s outstanding Equity Securities, Tilden Park hereby has the right to appoint one non-voting observer (the “Observer”) to the Board of Directors of the Company (the “Board”), who shall be entitled to attend and participate in all meetings of the Board and any and all committees thereof (including executive sessions thereof). Pursuant to the foregoing, Tilden Park hereby appoints David Busker as the initial Observer. In the event that such appointee (or any subsequent appointee pursuant to this Article II) shall for any reason cease to serve as the Observer, Tilden Park shall have the right to appoint a replacement thereof; provided, that in no event shall the Company or the Board have any right to remove the individual appointed by Tilden Park to serve as the Observer. Tilden Park shall have the right to designate a different person as the Observer at any time upon notice to the Company.

SECTION 2.2      Status of Observer. The Observer shall have all of the rights and privileges of a member of the Board and all committees thereof; provided, that in no event shall the Observer be deemed to be a member of the Board or such committees or have the right to vote on any matter under consideration by the Board or such committees. The Observer shall be provided with all notices of meetings, written consents, minutes and other materials provided to members of the Board and/or any and all committees thereof simultaneously with the provision of such materials to the members of the Board or such committees, as the case may be; provided, however, that the Observer shall agree to hold in confidence and trust with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude the Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or if, in the reasonable determination of the Board, any of Tilden Park or the Observer or their affiliates is a competitor of the Company. All meetings of the Board or committees thereof shall be held in a manner such that the Observer shall be able to participate therein either in person or telephonically. In the event that the Observer is unable to attend a meeting of the Board or a committee thereof, Tilden Park shall have the right to send an alternate in the Observer’s place to attend such meeting.

SECTION 2.3.     Addition of Directors.

The Company acknowledges and agrees that:

(a)            for as long as Tilden Park continues to Beneficially Own at least twenty percent (20%) of the Company’s outstanding Equity Securities, Tilden Park shall have the right, in its sole discretion, to require that the Board increase the size of the Board and convert the Observer to a voting member of the Board and all committees thereof; and

(b)            in the event that the Company has not completed one or more offerings of Equity Securities following the effective date of the Original Agreement and prior to December 1, 2019, raising aggregate gross proceeds of no less than $69.2 million at an average offering price of no less than $10.00 per share, Tilden Park shall have the right, in its sole discretion but only prior to the pricing of the IPO, to require that the Board increase the size of the Board to a number that results in Tilden Park having the ability to appoint a number of directors based on its then-current ownership of Equity Securities.

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The Company shall at all times maintain a sufficient number of available directors of the Company without any requirement to amend the Charter or the Bylaws in the event Tilden Park elects to exercise the rights provided herein. The Company acknowledges and agrees that any such director, upon his or her appointment to the Board by Tilden Park will be governed by the same protections and obligations as all other directors of the Company, including, without limitation, protections and obligations regarding customary liability insurance for directors and officers, indemnification, confidentiality, conflicts of interests, fiduciary duties, trading and disclosure policies, director evaluation process, director code of ethics, director stock ownership guidelines and other governance matters, and will be entitled to receive the same compensation and expense reimbursements to which other independent directors are entitled in their capacities as directors of the Company. The Company agrees that it shall enter into an indemnification agreement with each such director if and when each such director becomes a member of the Board, which indemnification agreement shall be substantially identical to the indemnification agreements then in effect with the Company’s directors. Tilden Park’s rights under Section 2.3(b) are subject to Tilden Park’s reasonable cooperation with the Company in conducting additional offerings of Equity Securities.

ARTICLE III

INFORMATION RIGHTS

SECTION 3.1      Delivery of Financial Statements. Prior to the occurrence of a Trigger Event, the Company shall deliver to Tilden Park, provided that the Board of Directors has reasonably determined that Tilden Park is not a competitor of the Company:

(a)            as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited by the Company’s independent public accountants; and

(b)            as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with generally accepted accounting principles in the United States as in effect from time to time (“GAAP”) (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP).

Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

SECTION 3.2      Inspection. Prior to the occurrence of a Trigger Event, the Company shall permit Tilden Park (provided that the Board of Directors has reasonably determined that Tilden Park is not a competitor of the Company), at Tilden Park’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by Tilden Park; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel. This right of inspection shall include the right of Tilden Park and its representatives to review and discuss with the Company and its representatives the Company’s compliance program, including, but not limited to, (a) all due diligence conducted on Tenants and potential Tenants, (b) all Tenants’ licenses, permits, and authorizations that are required under the Applicable Laws, and (c) the Company’s efforts to ensure satisfaction of the covenants set forth in Section 5.4 herein.

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SECTION 3.3      Confidentiality. Tilden Park agrees to keep confidential and not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.3 by Tilden Park), (b) is or has been independently developed or conceived by Tilden Park without use of the Company’s confidential information, or (c) is or has been made known or disclosed to Tilden Park by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that Tilden Park may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any existing or prospective affiliate, partner, member, stockholder, or wholly owned subsidiary of Tilden Park in the ordinary course of business, provided that Tilden Park informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iii) as may otherwise be required by law, provided that Tilden Park promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

ARTICLE IV

PREEMPTIVE RIGHTS

SECTION 4.1      Sale of New Securities. Prior to the occurrence of a Trigger Event, Tilden Park shall have the right to purchase up to its pro rata share (based on its Beneficial Ownership of the Company, on a fully diluted basis) of all issuances of equity or securities convertible to or exchangeable for equity in the Company, if the Company makes any public or non-public offering of any Equity Securities (any such security, a “New Security”) for cash, other than (i) pursuant to the granting of equity awards to employees, directors and advisors of the Company under the Company’s equity incentive plan and as approved by the Board or the Company’s compensation committee, (ii) issuances of Equity Securities in acquisition transactions as approved by the Board or (iii) Equity Securities issued in the IPO. Except as otherwise set forth herein, Tilden Park shall be afforded the opportunity to acquire from the Company for the same price and on the same terms as such New Securities are proposed to be offered to others, up to the amount of New Securities in the aggregate required to enable it to maintain its then proportionate Common Stock-equivalent interest. The amount of New Securities that Tilden Park shall be entitled to purchase in the aggregate, shall be determined by multiplying (A) the total number of such offered New Securities by (B) a fraction, the numerator of which is the number of shares of Common Stock beneficially owned by Tilden Park, and the denominator of which is the number of shares of Common Stock then outstanding.

SECTION 4.2      Notice. Prior to the occurrence of a Trigger Event, in the event the Company proposes to offer New Securities, it shall give Tilden Park prior written notice of its intention, describing the price (or range of prices), anticipated amount of securities, timing and other terms upon which the Company proposes to offer the same, no later than ten (10) business days prior to the commencement of such offer or sale, as the case may be, or six (6) business days prior the commencement of such offer in the case of an underwritten public offering of Common Stock or preferred shares on an “overnight” or equivalent expedited offering (an “Expedited Offering”). Tilden Park shall have seven (7) business days (four (4) business days in the case of an Expedited Offering) from the date of receipt of such a notice to notify the Company in writing that it intends to exercise such purchase rights and as to the amount of New Securities Tilden Park desires to purchase. Such notice shall constitute a non-binding indication of interest to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. The failure of Tilden Park to respond within such seven (7) business day period (or four (4) business day period in the case of an Expedited Offering) period shall be deemed to be a waiver of the rights under this Article IV only with respect to the offering described in the applicable notice.

SECTION 4.3      Purchase Mechanism. If preemptive rights are exercised pursuant to this Article IV, the closing of the purchase of the New Securities with respect to which such right has been exercised shall take place (i) in the case of any public offering, simultaneously with the closing of such offering to other purchasers, or (ii) in the case of any private offering, upon the later to occur of the closing of such offering and thirty (30) days after the giving of notice of such offering. Each of the Company and Tilden Park agrees to use its commercially reasonable efforts to secure any regulatory or other consents or shareholder approval, and to comply with any law or regulation necessary in connection with the offer, sale and purchase of, such New Securities.

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SECTION 4.4      Failure of Purchase. In the event preemptive rights provided in this Article IV are not exercised within the prescribed period or, if so exercised, Tilden Park is unable to consummate such purchase within the time period specified in Section 4.3 above, the Company shall thereafter be entitled during the period of ninety (90) days following the conclusion of the applicable period to sell or enter into an agreement (pursuant to which the sale of the New Securities covered thereby shall be consummated, if at all, within thirty (30) days from the date of said agreement) to sell the New Securities not elected to be purchased pursuant to this Article IV or that Tilden Park is unable to purchase because of such failure to obtain any such consent or approval, at a price and upon terms no more favorable to the purchasers of such securities than were specified in the Company’s notice to Tilden Park. Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory or other consents, stockholder approval or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of five (5) business days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed one hundred and eighty (180) days from the date of the applicable agreement with respect to such sale. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of said agreement (as such period may be extended in the manner described above for a period not to exceed one hundred and eighty (180) days from the date of said agreement)), the Company shall not thereafter offer, issue or sell such New Securities without first offering such securities to Tilden Park in the manner provided above.

ARTICLE V

COVENANTS

SECTION 5.1      REIT Qualification. Notwithstanding anything in the Charter to the contrary, the Company shall use best efforts to be taxed as a REIT for U.S. federal income tax purposes, and to preserve the Company’s REIT status once qualified.

SECTION 5.2      Determinations by the Board. In fulfilling the covenants included in the Charter or Bylaws of the Company that require determinations of the Board, the Board shall act in good faith.

SECTION 5.3      Compliance with Laws. The Company shall conduct its business in compliance with the Applicable Laws and hereby agrees to use its best efforts to work only with businesses that are compliant with the Applicable Laws.

SECTION 5.4      Cannabis Compliance. The Company shall:

(a)  take reasonable measures to ensure that each Tenant keeps in force all licenses, permits, and authorizations that are required under the Applicable Laws;

(b)  create and maintain internal policies, procedures, and controls that are sufficient to ensure both the Company’s and the Tenants’ compliance with the Applicable Laws and with the items referenced in paragraph (e) of Section 6.3;

(c) conduct ongoing monitoring of each Tenant's compliance with the Applicable Laws and with the items referenced in paragraph (e) of Section 6.3;

(d) obtain from each Tenant reasonable representations, warranties, and covenants relating to the Tenant’s compliance with Applicable Laws and any representations, warranties, and covenants that the Company believes necessary in order to satisfy its obligations to Tilden Park under paragraph (e) of Section 6.3;

(e)  promptly notify Tilden Park of any violation(s) of the Applicable Laws or of the items referenced in paragraph (e) of Section 6.3 on the part of the Company or on the part of any Tenant of which it becomes aware; and

(f)  promptly notify Tilden Park upon becoming aware that the Company or any Tenant is under or is threatened with any governmental inquiry, investigation or enforcement action for possible violation(s) of the Applicable Laws or of the items referenced in paragraph (e) of Section 6.3.

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SECTION 5.5      Covenants of Stockholders. All Stockholders party to this Agreement hereby agree that, in the event that the Board proposes to consummate an IPO, each such Stockholder will take all action to approve of the IPO, if required, and execute any documents as reasonably may be required to facilitate the completion of the IPO by the Company.

SECTION 5.6      Most-Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof until the occurrence of a Trigger Event that none of the terms or rights offered to any other holder of Equity Securities are or will be more favorable to such other holder than those of offered to Tilden Park pursuant to the Subscription Agreement or under this Agreement. If, and whenever on or after the date hereof until the occurrence of a Trigger Event, the Company desires to enter into any arrangement with any other holder of Equity Securities including any more favorable terms, then (i) the Company shall provide prior written notice thereof to Tilden Park and (ii) upon execution by the Company and such other holder of the applicable arrangement, the terms and conditions of this Agreement shall be, without any further action by Tilden Park or the Company, automatically amended and modified in an economically and legally equivalent manner such that Tilden Park shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such other arrangement, provided that upon written notice to the Company at any time Tilden Park may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to Tilden Park as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to Tilden Park.

SECTION 5.7      Certain Consent Rights. Prior to the occurrence of a Trigger Event and provided that Tilden Park continues to Beneficially Own at least twenty percent (20%) of the Company’s outstanding Equity Securities, notwithstanding anything to the contrary herein, the Charter or the Bylaws, the Company shall not, and shall cause its subsidiaries not to, without the prior written consent of Tilden Park, either directly or indirectly by merger, consolidation or otherwise: (a) make any changes to the Charter or the Bylaws; (b) increase or decrease the Company’s authorized capital or create any new shares of stock; (c) issue or sell any Equity Securities, other than the issuance or sale of Equity Securities for purposes of (i) awards to employees, directors and advisors of the Company (only to the extent as currently contemplated and specifically disclosed prior to the date hereof to Tilden Park, including with respect to Tilden Park’s proportionate dilution), (ii) acquisition transactions (only to the extent as currently contemplated and specifically disclosed prior to the date hereof to Tilden Park, including with respect to Tilden Park’s proportionate dilution), and (iii) the IPO, provided, however, that, for purposes of clause (iii), Tilden Park’s prior written consent shall be required for the Company to agree with the underwriters on the public offering price per share for the IPO; (d) redeem or repurchase any shares of stock; (e) merge into or consolidate with any Person, or dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or effect any other transaction resulting in a change of control; (f) revoke the Company’s REIT status; (g) other than any dividends required to maintain the Company’s REIT status, make any dividends or other distributions to the stockholders; (h) approve or amend any transaction by and between the Company or any of its subsidiaries, on the one hand, and any of its stockholders or such stockholder’s affiliates or family members, on the other hand; or (i) commence or enter into business other than in respect of the Company’s business as currently contemplated.

SECTION 5.8      Change in Law. In the event of a significant change in federal law or policy with respect to cannabis, both Tilden Park and the Company agree to review whether such change warrants any revision of this Agreement including, but not limited to, the compliance provisions of this Agreement and, if they deem that revisions are warranted, to negotiate such revisions in good faith.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

SECTION 6.1      Representations and Warranties of Tilden Park. Tilden Park represents and warrants to the Company that (a) Tilden Park is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly executed by Tilden Park and is a valid and binding agreement of Tilden Park, enforceable against Tilden Park in accordance with its terms; and (c) the execution, delivery and performance by Tilden Park of this Agreement does not violate or conflict with or result in a breach of or constitute (or with notice or lapse of time or both would constitute) a default under any agreement to which Tilden Park is a party or the organizational documents of Tilden Park.

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SECTION 6.2      Representations and Warranties of the Company. The Company represents and warrants to Tilden Park that (a) it is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of such party, enforceable against the Company in accordance with its terms; and (c) the execution, delivery and performance by the Company of this Agreement does not violate or conflict with or result in a breach by the Company of or constitute (or with notice or lapse of time or both would constitute) a default under any agreement to which the Company is a party or the organizational documents of the Company.

SECTION 6.3      Cannabis Representations and Warranties of the Company. The Company represents and warrants that:

(a) the Company and its Affiliates have read, are familiar with, understand, and are in compliance with the Applicable Laws;

(b)  to the best of the Company’s knowledge, neither the Company nor any of its Affiliates have been nor are currently under, nor have been threatened with nor are currently under threat of, any investigation or inquiry by a government agency or regulatory or judicial body in connection with any of the Applicable Laws;

(c)  to the best of the Company’s knowledge, neither the Company nor any of its Affiliates have been nor are currently under, nor have been threatened with nor are currently under threat of, an enforcement action by a government agency or regulatory or judicial body in connection with any of the Applicable Laws;

(d)  the Company has received reasonable representations and warranties from each Tenant that such Tenant is in compliance with the Applicable Laws;

(e)  the Company has conducted due diligence on each Tenant sufficient to determine whether each Tenant is in compliance with the Applicable Laws and paragraphs (a) through (c) of this Section 6.3, and whether each Tenant has in place adequate policies, procedures, and controls sufficient to:

(i) prevent the distribution of cannabis to minors;

(ii) prevent revenue from the sale of cannabis from going to criminal enterprises, gangs, and cartels;

(iii) prevent the diversion of cannabis from states where it is legal under state law in some form to other states where it is not;

(iv) prevent state-authorized cannabis activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;

(v) prevent violence and the use of firearms in the cultivating, growing, possessing, handling, processing, transporting, selling, dispensing, distributing, or administering of cannabis;

(vi) prevent drugged driving and the exacerbation of other adverse public health consequences associated with cannabis use;

(vii) prevent the growing of cannabis on public lands and the attendant public safety and environmental dangers posed by cannabis production on public lands; and

(viii) prevent the possession or use of cannabis on federal property.

(f)  based on the due diligence conducted by the Company on each Tenant and to the best of the Company’s knowledge, each Tenant is in compliance with the Applicable Laws and the items referenced in paragraph (e) of this Section 6.3; and

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(g)  based on the due diligence conducted by the Company and to the best of the Company’s knowledge, each Tenant has all licenses, permits, and authorizations that are required under the Applicable Laws.

ARTICLE VII

TERMINATION

SECTION 7.1      Term. This Agreement and all rights and obligations set forth herein shall automatically terminate upon Tilden Park ceasing to Beneficially Own five percent (5%) of the Company’s outstanding Equity Securities.

SECTION 7.2      Survival. If this Agreement is terminated pursuant to Section 7.1, this Agreement shall become void and of no further force and effect.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.1      Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by electronic communication (with confirmation of receipt) or nationally recognized overnight courier, addressed to such party at the address or facsimile number set forth below or such other address or facsimile number as may hereafter be designated in writing by such party to the other parties:

(a) if to the Company to:

Freehold Properties, Inc.

232 3rd Avenue N.

Franklin, Tennessee 37064

Attention: Jeffery C. Walraven, Chief Operating Officer

Email: jeff@freeholdprop.com

with a copy to:

Morrison & Foerster LLP

2100 L Street, NW

Suite 900

Washington, DC 20037

Attention: Andrew P. Campbell

Email: andycampbell@mofo.com

(b) if to Tilden Park, to:

at the address set forth on the signature page hereto, or the most current address on file with the Company.

SECTION 8.2      Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “included”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

SECTION 8.3      Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

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SECTION 8.4      Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

SECTION 8.5      Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements (including the Original Agreement), both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

SECTION 8.6      Further Assurances. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other party hereto to give effect to and carry out the transactions contemplated herein.

SECTION 8.7      Governing Law; Jurisdiction. This Agreement shall be governed, construed and enforced in accordance with the internal laws of the State of New York (without giving effect to conflict of laws principles thereof, and any action or proceeding arising out of or related to this Agreement shall be brought exclusively in the state or federal courts of the State of New York of the United States.

SECTION 8.8      Amendments; Waivers.

(a)          No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b)          No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 8.9      Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

[signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

FREEHOLD PROPERTIES, INC.

By:	/s/ Jeffery C. Walraven
Jeffery C. Walraven
Chief Operating Officer

TILDEN PARK INVESTMENT
MASTER FUND LP

By:	/s/ Samuel Alcoff
Name:	Samuel Alcoff
Title:	Authorized Signatory

Address:
Tilden Park Investment Master Fund LP
C/o Tilden Park Capital Management LP
452 Fifth Avenue, 28th Floor
New York, NY 10018

[Signature Page to Amended and Restated Investor Rights Agreement]

Exhibit A

Tilden Park Entities Party to this Agreement

Tilden Park Investment Master Fund LP